LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby constitutes and appoints each of Paul J. Krause and Mai Der Shaw, or either of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1. prepare, sign, and submit on behalf of the undersigned (in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the Exchange Act) and Rule 144 of the Securities Act of 1933, as amended (the Securities Act), in the undersigned's capacity as an officer or director or both of Harley-Davidson, Inc. (the Company), the Form ID application required to gain access to the U.S. Securities and Exchange Commission's
EDGAR Next system;

2. obtain EDGAR access credentials (CIK, CCC, password, PMAC, and passphrase) for the undersigned;

3. act as account administrator and/or manage user permissions as part of EDGAR Next enrollment and ongoing use;

4. take any and all actions necessary or appropriate to manage
EDGAR Next registration and access for the undersigned;

5. execute for and on behalf of the undersigned any and all Form IDs, Forms 3, 4 and 5 and/or 144, and any amendments thereto, that are necessary or advisable for the undersigned to file under Section 16(a) of the Exchange Act and Rule 144 of the Securities Act (collectively, Documents);

6. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Documents and timely file such Documents with the United States Securities and Exchange Commission and any stock exchange or similar authority;

7. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

8. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Documents with respect to the undersigned's holdings of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 18th day of June, 2025.

Signed and acknowledged:

/s/ Bryan A. Beck

Name:  Bryan A. Beck